EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 9th day of July, 1999, is entered into by Palatin Technologies, Inc., a Delaware corporation with its principal place of business at 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540 (the "Company"), and Edward J. Quilty, residing at 1031 Creamery Road, Newtown, Pennsylvania 18940 (the "Employee").

     The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on August 1, 1999 (the "Commencement Date") and ending on July 31, 2002 (such period, as it may be extended, the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4.

     2. Title; Capacity.

          2.1 The Employee shall serve as Chairman of the Board and Chief Executive Officer of the Company with powers and duties as may be determined, from time to time, by the Company's Board of Directors (the "Board") which powers and duties shall not be inconsistent with the powers and duties customarily performed, undertaken and exercised by persons holding the positions of chairman of the board, president, chief executive officer or equivalents thereof. The Employee shall be based at the Company's headquarters in Princeton, New Jersey.

          2.2 The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. The Employee agrees to devote as much of his business time, attention and energies to the business and interests of the Company during the Employment Period as may be reasonably necessary to adequately perform his duties hereunder, provided, however, that the Company recognizes that the Employee serves as the Chairman of the Board and is Chief Executive Officer of Derma Sciences, Inc., a publicly traded biopharmaceutical company and that such service does not present a conflict of interest with the Employee's employment with the Company insofar as Derma Sciences, Inc. is not a Competing Organization (as defined in Section 8). Nothing contained herein shall be deemed to restrict the Employee's right to continue in such a capacity. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

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     3. Compensation and Benefits. During the Employment Period, unless sooner terminated in accordance with the provisions of Section 4, the Employee shall receive the following compensation and benefits:

          3.1 Salary. The Company shall pay the Employee, in equal semi-monthly installments or otherwise in accordance with the Company's standard payroll policies as such policies may exist from time to time, an annual base salary of $360,643. Such salary shall be subject to review thereafter, as determined by the Company's Compensation Committee and approved by the Board, on an annual basis on June of each year, but the Board shall not decrease the Employee's annual base salary at any such annual review.

          3.2 Cash Performance Bonus. The Company shall pay the Employee, in consideration of the Employee's experience in building value via the establishment of strategic alliances and relationships, bonus compensation of up to one year's base salary (which base salary shall not be less than $360,643 per year) in an amount to be decided by the Company's Compensation Committee and approved by the Board, payable annually, no later than March 31 of each year during the Employment Period. Such performance bonus compensation shall be based upon, inter alia, yearly objectives mutually agreed upon by and between the Employee and the Board.

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          3.3 Stock Options. As additional compensation for services rendered, the Company may from time to time grant to the Employee the right and option to purchase shares of the Company's Common Stock (the "Option"), subject to the vesting schedule and option term set forth in the relevant Option plan documents and the adjustments set forth in subparagraph f hereof, which Option is a nonqualified stock option. The Option is in all respects limited and conditioned as provided hereunder.

               (a) Purchase Price. Except as otherwise provided in subparagraph f hereof, the purchase price (the "Option Price") of the shares covered by the Option ("Option Shares") shall be the closing price of the Company's Common Stock on the National Association of Securities Dealers Automated Quotation System (Nasdaq) on the date of the Option grant.

               (b) Exercise of Option.

                    (i) Except as otherwise provided herein, the right of the
               Employee to exercise the Option is conditioned upon the Employee:
               (A) being in the employ of the Company, whether pursuant to this Agreement or otherwise, or (B) serving as a director of the Company.

                    (ii) The Option may be exercised, to the extent vested, in whole or in part, at any time or times prior to the expiration or other termination thereof.

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               (c) Method Of Exercising Option.

                    (i) The Option may be exercised by giving written notice, in form substantially as set forth in Exhibit 1 hereof, to the Company at its principal office, specifying the number of Option Shares to be purchased and accompanied by payment in full of the aggregate purchase price for the Shares. Only full Shares shall be delivered and any fractional share which might otherwise be deliverable upon exercise of an Option granted hereunder shall be forfeited.

                    (ii) The purchase price shall be payable in cash or its
               equivalent.

                    (iii) Upon receipt of such notice and payment, the Company, within three (3) business days after Exercise, shall deliver or cause to be delivered a certificate or certificates representing the Shares with respect to which the Option is exercised. The certificate or certificates for such Shares shall be registered in the name of the person exercising the Option (or, if the Employee shall so request in the notice exercising the Option, in the name of the Employee and his spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option is exercised by any person after the death or Legal Disability of the Employee, such notice shall be accompanied by appropriate proof of the right of such

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               person to exercise  the  Option.  All Shares  purchased  upon the exercise of the Option as provided herein shall be fully paid and nonassessable by the Company.

               (d) Non-transferability of Option. The Option is not assignable or transferable, in whole or in part, by the Employee, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Employee, the Option shall be exercisable only by the Employee or, in the event of his Legal Disability, by his legal representative.

               (e) Withholding of Taxes. The obligation of the Company to deliver Shares upon the exercise of any Option shall be subject to any applicable federal, state and local tax withholding requirements.

               (f) Adjustments. The number of Option Shares and the Option Price shall be adjusted as set forth herein:

                    (i) In the event that a stock dividend shall be declared on the Common Stock payable in shares of the Common Stock, the Option Shares shall be adjusted by adding to each Option Share the number of shares which would be distributable thereon if such Option Share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend.

                    (ii) In the event that the outstanding shares of the Common
               Stock shall be changed into or exchanged for a

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               different  number or kind of shares of stock or other  securities of the Company  whether  through  recapitalization,  stock split,
               combination  of  shares,  or  otherwise,   then  there  shall  be
               substituted for each Option Share the number and kind of shares of stock or the securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.

                    (iii) In the event that the outstanding shares of the Common
               Stock shall be changed into or exchanged for shares of stock or other securities of another corporation, whether through reorganization, sale of assets, merger or consolidation in which the Company is the surviving corporation, then there shall be substituted for each Option Share the number and kind of shares of stock or the securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.

                    (iv) In the event that any sale of shares of Common Stock
               (except any such sale made pursuant to any right, option, warrant or convertible security outstanding prior to the date of this Agreement), or the issuance of any rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) occurs after the date of this Agreement, which sale or issuance, in the aggregate, will increase the

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               number of shares of Common Stock  outstanding  during the Term by
               Forty percent (40%), then, upon each such sale or issuance, the Employee shall be issued additional Option Shares such that, when the additional Option Shares are aggregated with the Option Shares heretofore owned by the Employee, the Employee has the right to purchase, at the same times set forth in paragraph 4(c), the same percentage of Common Stock at the same price per share as the Employee maintained prior to such sale or issuance.

               (g) Share Ownership. Neither the Employee nor the Employee's legal representatives nor the executors or administrators of his estate shall be or be deemed to be the holder of any share of Common Stock covered by an Option unless and until a certificate for such share shall have been issued.

          3.4 Fringe-Benefits. The Employee shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees, if any, to the extent that the Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate. In addition, during the Employment Period the Corporation shall reimburse the Employee for any premiums, co-payments, deductibles and other expenses incurred by the Employee to maintain the $1,000,000 term life insurance policy issued in 1992, procured by the Employee from New England Life Insurance Company for his

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     benefit  and the  benefit  of his  designees.  The  Employee  shall also be entitled to holidays and annual vacation leave in accordance with the Company's policy as it exists from time to time.

          3.5 Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board.

          3.6 Insurance. The Employee will be covered under the Company's Directors' and Officers' liability insurance to the same extent the Company's directors and officers are covered.

     4. Employment Termination. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

          4.1 Expiration of the Employment Period in accordance with Section 1;

          4.2 At the election of the Company, for Cause (as defined in Section
     7), immediately upon written notice by the

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     Company  to the  Employee,  which  notice of  termination  shall  have been approved by a majority of the Board;

          4.3 Immediately upon the death or determination of Legal Disability (as defined in Section 7) of the Employee;

          4.4 At the election of the Employee, for Good Reason (as defined in Section 7), immediately upon written notice by the Employee to the Company;

          4.5 At the election of the Employee, within twelve (12) months following a Change in Control (as defined in Section 7), immediately upon written notice by the Employee to the Company;

          4.6 At the election of either party, upon not less than thirty (30) days' prior written notice of termination (the "Notice of Termination").

     5. Effect of Termination.

          5.1 Termination for Cause or at Election of the Employee other than for Good Reason or due to a Change in Control. If, prior to the expiration of this Agreement, the Employee's employment is terminated for Cause pursuant to Section 4.2 (except in the case where such termination occurs within 12 months following a Change in Control), or at the election of the Employee pursuant to Section 4.6 other than for Good Reason or due to a Change in Control,

               (a) the Company shall pay to the Employee the base salary and benefits otherwise payable to him under Section 3

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


          through the last day of his actual employment by the Company (the "Date of Termination");

               (b) the Employee shall cease to have the right to exercise any options to purchase shares of capital stock of the Company previously granted to the Employee pursuant to any stock option plan or other employee benefit plan with the Company, regardless of the extent to which they have vested, on or after the Date of Termination.

          5.2 Termination by Reason of the Employee's Death or Legal Disability. If, prior to the expiration of this Agreement, the Employee's employment is terminated by the Employee's death or Legal Disability pursuant to Section 4.3,

               (a) the Company shall, no later than the fifth business day following the death or determination of Legal Disability (the "Date of Termination"), pay to the Employee, or in the case of the Employee's death, to the estate of the Employee,

                    (i) the Employee's base salary and benefits otherwise
               payable to him through the Date of Termination, and

                    (ii) an amount equal to the greater of the aggregate base
               salary payments which the Employee would have received for a six-month period after the Date of Termination if such termination had not occurred, or $180,321.50, and

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               (b) all options to purchase shares of capital stock of the
          Company previously granted to the Employee pursuant to any stock option plan or other employee benefit plan with the Company which have not vested at such time but which would have vested on and prior to the next Anniversary Date shall immediately vest and become fully exercisable in accordance with their terms for a period of ninety (90) days following the Date of Termination.

          5.3 Termination for Any Other Reason. If, prior to the expiration of this Agreement, the Employee's employment is terminated by the Employee for circumstances constituting Good Reason pursuant to Section 4.4 or due to a Change in Control pursuant to Section 4.5, or by the Company for any basis other than for Cause (as defined in Section 7) or for Cause pursuant to
     Section 4.2 if within twelve (12) months following a Change in Control, the Company shall provide the Employee with the following benefits:

               (a) the Company shall pay to the Employee

                    (i) the Employee's base salary at the rate in effect at the time the Notice of Termination is given, benefits and all other compensation, including Employee's prorated cash performance bonus calculated by multiplying the Applicable Percentage (as defined in Section 7) by the greater of (x) the amount of the cash performance bonus awarded or awarded or paid to the Employee with respect to

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               the Company's most recent full fiscal year for which such a bonus was awarded or paid to the Employee or (y) in the case of a Change in Control, the amount of cash performance bonus awarded or paid to the Employee with respect to the Company's last full fiscal year prior to the Change in Control for which such a bonus was awarded or paid to the Employee, through the Date of Termination, no later than the fifth full day following the Date of Termination, plus all other amounts to which the Employee is entitled under any compensation plan of the Company at the time such payments are due and

                    (ii) if the Employee so elects, in lieu of his right to
               continue to receive deferred compensation under any deferred compensation plan of the Company then in effect, no later than the fifth full day following the Date of Termination, a lump-sum amount, in cash, equal to the deferred amounts together with any earnings credited on such amounts under such plan;

               (b) the Company will pay as severance to the Employee an amount equal to the sum of

                    (i) the greatest of (x) the aggregate Salary payments which the Employee would have received during the balance of the Term if such termination had not occurred, (y) in the case of a Change in Control, the aggregate Salary payments which the Employee would have received during the

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               balance of the Term based on the Employee's annual base salary in effect immediately prior to the Change in Control, or (z) an amount equal to the Employee's highest annual base salary achieved while employed by the Company, plus

                    (ii) the greater of (x) the amount of the cash performance bonus awarded or paid to the Employee with respect to the Company's most recent full fiscal year for which such a bonus was awarded or paid to the Employee or (y) in the case of a Change in Control, the amount of cash performance bonus awarded or paid to the Employee with respect to the Company's last full fiscal year prior to the Change in Control for which such a bonus was awarded or paid to the Employee;

               (c) all options to purchase shares of capital stock of the Company previously granted to the Employee pursuant to any stock option plan or other employee benefit plan with the Company which have not vested at such time shall immediately vest and become fully exercisable in accordance with their terms for a period of ninety (90) days following the Date of Termination;

               (d) for a one-year period after the Date of Termination, the Company shall arrange to provide the Employee with life, disability, dental, accident, travel and group health insurance benefits substantially similar to those which the Employee was receiving immediately prior to

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          the Notice of Termination.  Notwithstanding the foregoing, the Company shall not provide any benefit otherwise receivable by the Employee pursuant to this paragraph (d) if an equivalent benefit is actually received by the Employee during the one-year period following the Date of Termination and any such benefit actually received by the Employee shall be reported to the Company; and

               (e) for a six-month period after the Date of Termination, the Company shall reimburse the Employee for reasonable fees and expenses incurred by him for the purpose of locating employment in an amount mutually agreed upon by and between the Employee and the Company, including the fees and expenses of consultants and other persons retained by him for such purpose, promptly upon receipt by the Company of satisfactory evidence of payment of such fees and expenses.

          5.4 No Requirement to Mitigate. The Employee shall not be required to mitigate the amount of any payment provided for herein by seeking other employment or otherwise.

          5.5 Survival. The provisions of Sections 5, 6, 7, 8 and 9 shall survive the termination of this Agreement.

     6. Withholding and Deductions. All payments hereunder shall be subject to withholding and to such other deductions as shall at the time of such payment be required pursuant to any income tax or other law, whether of the United States or any

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other jurisdiction, and, in the case of payments to the executors or administrators to the Employee's estate, the delivery to the Company of all necessary tax waivers and other documents.

     7. Definitions. For purposes of this Agreement the following definitions apply:

          7.1 "Cause" for termination shall mean the occurrence of any of the following circumstances:

               (a) a good faith finding by the Company of the Employee's willful breach or habitual neglect or failure to perform the material duties which he is required to perform under the terms of this Agreement, materially fails to follow the reasonable directives or policies established by or at the direction of the Board, or conducts himself in a manner materially detrimental to the interests of the Company such that the Company sustains a material loss or injury as a result thereof and such breach or failure of performance is not cured within thirty (30) days of the delivery to the Employee of written notice thereof, which notice of breach or failure of performance shall have been approved by a majority of the Board,

               (b) the willful breach by the Employee of Section 8 of this Agreement or any provision of any confidentiality, invention and non-disclosure, non-competition or similar agreement between the Employee and the Company, or

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               (c) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony.

          7.2 "Legal Disability" shall mean the inability of the Employee, by reason of illness, accident or other physical or mental disability, for a period of 120 days, whether or not consecutive, during any 360-day period, to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company; provided, however, that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

          7.3 "Good Reason" shall mean the occurrence of any of the following circumstances, and the Company fails to cure such circumstances within thirty (30) days of the delivery to the Company of written notice of such circumstances:

               (a) any failure of the shareholders of the Company to elect or re-elect the Employee as a director of the Company;

               (b) any significant diminution in the Employee's duties and responsibilities as in effect on the Commencement Date;

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               (c) any reduction in the Employee's annual compensation as in effect on the Commencement Date or as the same may be increased from time to time;

               (d) the failure of the Company to continue in effect any material compensation or benefit plan in which the Employee participates as in effect on the Commencement Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Employee's participation relative to other participants, as in effect on the Commencement Date or the failure by the Company to award cash bonuses to its executives in amounts substantially consistent with past practice in light of the Company's financial performance;

               (e) the failure by the Company to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Company's insurance, medical, health and accident, or disability plans in which the Employee was participating as in effect on the Commencement Date, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide the

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          Employee with the number of paid vacation days to which he is entitled in accordance with the Company's normal vacation policy in effect on the Commencement Date or in accordance with any agreement between the Employee and the Company existing at that time;

               (f) any purported termination of the Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 9, which purported termination shall not be effective for purposes of this Agreement.

          7.4 Change in Control:

               (a) "Change in Control" shall mean the occurrence of any of the following events:

                    (i) any "person," as such term is used in Sections 13(d) and
               14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities;

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                    (ii) individuals who, as of the Commencement Date,
               constitute the Board (as of the Commencement Date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Commencement Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

                    (iii) the stockholders of the Company approve a merger or
               consolidation of the Company with any other corporation, other than

                         (x) a merger or consolidation which would result in the
                    voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving

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


                    entity   outstanding   immediately   after  such  merger  or
                    consolidation or

                         (y) a merger or consolidation effected to implement a
                    recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                    (iv) the stockholders of the Company approve a plan of
               complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

               (b) Nothing contained in the definition of Change in Control shall limit or restrict the right of the Employee, in his capacity as a member of the Board, from participating any discussions or voting on any matter referred to in said definition at any meeting of the Board.

          7.5 "Applicable Percentage" means the percentage obtained by dividing the number of full or partial months worked in the most recent fiscal year for which the Employee has not been awarded or paid a cash performance bonus by twelve.

     8. Restrictive Covenants.

               (a) For the purposes of this Agreement:

                    (i) "Proprietary Information" means all information and
               know-how, whether or not in writing, of a private, secret or confidential nature concerning the

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               company's  business  or  financial  affairs,  including,  without limitation, inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs and customer and supplier lists.

                    (ii) "Competing Products" means any products or processes of any person or organization other than the Company in existence or under development, which are substantially the same, may be substituted for, or applied to substantially the same end use as the products or processes that the Company is developing or has developed or commercialized during the time of the Employee's employment with the Company.

                    (iii) "Competing Organization" means any person or
               organization engaged in, or about to become engaged in, research or development, production, distribution, marketing or selling of a Competing Product.

               (b) The Employee understands that information regarding the Company and its affiliates including, without limitation, Proprietary Information, is considered confidential to the Company and is of substantial commercial value to the Company. Any entrusting of such confidential information to the Employee by the Company is done so in reliance upon the confidential relationship arising from the

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


          terms of his employment with the Company. Therefore, in consideration of his employment with the Company,

                    (i) the Employee will not, during or after the Employment
               Period, disclose any such confidential information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, except within the scope of his duties and responsibilities in the normal course of business, unless ordered to do so by a court or other tribunal or government agency with jurisdiction over the subject matter and Employee;

                    (ii) the Employee acknowledges that he has, on or prior to the date of the Agreement, executed and delivered to the Company a Non-Disclosure Agreement (the "Confidentiality Agreement") and the Employee hereby affirms and ratifies his obligation thereunder; and

                    (iii) the  Employee  agrees  that after  termination  by the
               Company for Cause pursuant to Section 4.2 (except in the case where such termination occurs within 12 months following a Change in Control), or by the Employee pursuant to Section 4.6 other than for Good Reason or due to a Change in Control, he will not render services of any nature, directly or indirectly, to any Competing Organization in connection with any Competing Product within such geographical territory as the Company and such Competing Organization are or would be in actual competition, for a

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


               period of eighteen (18) months, commencing on the Date of Termination, provided, however, the aforementioned restrictions shall not be applicable to activities in which the Employee was, and continued to be, engaged in on the Commencement Date, including the activities provided for in Section 2.2 hereof. The Employee understands that services rendered to such Competing Organization may have the effect of supporting actual competition in various geographic areas, and may be prohibited by this Agreement regardless of the geographic area in which such services are physically rendered. The Company may, in its sole discretion, elect to waive, in whole or in part, the obligation set forth in the previous sentence, such waiver to be effective only if given in writing by the Company.

               (c) The Employee agrees that he will not, during the Employment Period and for a period of nine (9) months commencing on the Date of Termination, directly or indirectly employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any person whom he knows to be an employee of the Company or any parent, subsidiary or affiliate of the Company.

               (d) In the event a court of competent jurisdiction should find any provision in this Section 8 to be unfair or unreasonable, such finding shall not render such provision

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


          unenforceable, but, rather, this provision shall be modified as to subject matter, time and geographic area so as to render the entire
          Section valid and enforceable.

     9. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9.

     10. Indemnification. The Company shall indemnify the Employee to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and attorney's fees) incurred or paid by the Employee in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by the Employee of services for, or acting by the Employee as a director, officer or employee of, the Company or any other person or enterprise at the Company's request, and shall to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, advance all expenses incurred or paid by the Employee in connection with, and until disposition of any action, suit, investigation or proceeding arising out of or relating to the performance by the Employee of services for, or acting by the Employee as a director, officer or employee of, the Company or any other person or enterprise at the Company's request.

     11. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     12. Entire Agreement. This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement, including a certain employment agreement by and between the Company and the Employee dated as of November 16, 1995, as amended September 27, 1996 (the "September 1996 Amended Agreement"), except that Article SIXTH of the September 1996 Amended Agreement with respect to the granting, vesting and exercise of certain stock options to the Employee shall continue in full force and effect with respect to such options, subject to the provisions in Section 5 herein with respect to the vesting and exercise of options upon termination.

     13. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

     14. Governing Law. Except as otherwise provided in Section 10, this Agreement shall be construed, interpreted and enforced in accordance with the laws of New Jersey, without regard to its principles of conflict of laws.

     15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business; provided, however, that the obligations of the employee are unique and personal and shall not be assigned by him.

     16. Waiver of Breach.

          16.1 Waiver by the Company. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion. No waiver by the Company shall be valid unless in a writing signed by an authorized officer of the Company and approved by an absolute majority of the Board.

          16.2 Waiver by the Employee. No delay or omission by the Employee in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Employee on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion. No waiver by

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


     the Employee shall be valid unless in a writing signed by the Employee.

     17. Miscellaneous.

          17.1 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          17.2 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall be no way be affected or impaired thereby.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as an instrument under seal as of the day and year set forth above.


                                            PALATIN TECHNOLOGIES, INC.

                                            By: /s/ James T. O'Brien
                                                ---------------------
                                            Name:
                                            Title:


                                            EMPLOYEE
                                            /s/  Edward J. Quilty
                                            --------------------------
                                            Edward J. Quilty



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